SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               MICHAEL FOODS, INC.
             (Exact name of registrant as specified in its charter)


                 Minnesota                             41-0498850
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
      incorporation or organization)

     324 Park National Bank Building                      55416
         5353 Wayzata Boulevard                         (Zip Code)
         Minneapolis, Minnesota
(Address of Principal Executive Offices)


                            1997 STOCK INCENTIVE PLAN
                             OF MICHAEL FOODS, INC.
                            AND AFFILIATED COMPANIES
                              (Full title of Plan)

                      John D. Reedy, Vice President-Finance
                         324 Park National Bank Building
                             5353 Wayzata Boulevard
                          Minneapolis, Minnesota 55416
                     (Name and address of agent for service)
                                 (612) 546-1500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                 Proposed Maximum      Proposed Maximum
Title of Securities To be      Amount to be     Offering Price Per    Aggregate Offering       Amount of
     Registered                Registered(1)         Share(2)               Price(2)        Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01           1,000,000 shares         $23.28              $23,280,000          $6,867.60
par value
============================================================================================================

                       (cover page continued on next page)

(1) The number of shares being registered represents the number of additional shares of Common Stock which may be issued pursuant to the 1997 Stock Incentive Plan of Michael Foods, Inc. and Affiliated Companies. These shares are in addition to shares previously registered.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, based on the average of the high and low prices quoted for the Registrant's Common Stock on NASDAQ/NMS on August 9, 1999. This Registration Statement will become effective immediately upon filing pursuant to Rule 462 under the Securities Act of 1933.

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-23949).

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

         Exhibit    Description
         -------    -----------

         (5)        Opinion of Maun & Simon, PLC.

         (23.1)     Consent of Grant Thornton, LLP.

         (23.4) Consent of Counsel is contained in the opinion filed as Exhibit (5) to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 16th day of August, 1999.

                                   MICHAEL FOODS, INC.


                                   By:  /s/ Gregg A. Ostrander
                                        -----------------------------------
                                        Gregg A. Ostrander, President and
                                        Principal Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Shapiro and John D. Reedy his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                     Date
        ---------                           -----                     ----


/s/  Gregg A. Ostrander             President; Principal         August 16, 1999
---------------------------         Executive Officer
Gregg A. Ostrander                  and Director



/s/  John D. Reedy                  Vice President-Finance;      August 16, 1999
---------------------------         Principal Accounting and
John D. Reedy                       Financial Officer
                                    and Treasurer



/s/ Maureen B. Bellantoni           Director                     August 16, 1999
---------------------------
Maureen B. Bellantoni



/s/  Richard A. Coonrod             Director                     August 16, 1999
---------------------------
Richard A. Coonrod



/s/  Daniel P. Dillon               Director                     August 16, 1999
---------------------------
Daniel P. Dillon



/s/  Jerome J. Jenko                Director                     August 16, 1999
---------------------------
Jerome J. Jenko



/s/  Arvid C. Knudtson              Director                     August 16, 1999
---------------------------
Arvid C. Knudtson

/s/  Joseph D. Marshburn            Director                     August 16, 1999
---------------------------
Joseph D. Marshburn



/s/  Jeffrey J. Michael             Director                     August 16, 1999
---------------------------
Jeffrey J. Michael



/s/  Margaret D. Moore              Director                     August 16, 1999
---------------------------
Margaret D. Moore



/s/  Stephen T. Papetti             Director                     August 16, 1999
---------------------------
Stephen T. Papetti



/s/  Arthur J. Papetti              Director                     August 16, 1999
---------------------------
Arthur J. Papetti

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                            1997 STOCK INCENTIVE PLAN
                             OF MICHAEL FOODS, INC.
                            AND AFFILIATED COMPANIES

                                  EXHIBIT INDEX


         (5)      Opinion of Maun & Simon, PLC.

         (23.1)   Consent of Grant Thornton, LLP.

         (23.4) Consent of Counsel is contained in the opinion filed as Exhibit (5) to this Registration Statement.